Exhibit 99.1

PRESS RELEASE

Frequency Electronics, Inc. Names Tom McClelland as Permanent President and CEO

Mitchel Field, NY, January 17, 2023 – Frequency Electronics, Inc. (“FEI” or the “Company”) (NASDAQ-FEIM) is pleased to announce today that Tom McClelland will have the interim title removed and will serve as the Company’s President and CEO. Tom has served as the Company’s Interim President and CEO since July 8, 2022. Prior to that, Tom served as FEI’s Chief Scientist and has been with the Company for almost 40 years. He has led the Company’s research and scientific efforts for over 20 years. He is one of the foremost experts in precision timing and space related applications. He has the highest level of security clearance with the U.S. government and holds a PhD in physics from Columbia University.

According to FEI Board Chair, General (ret) Lance W. Lord, “Tom is our unanimous choice for leading FEI as President and CEO. Increasing customer satisfaction, employee productivity and shareholder value are Tom’s imperatives. His advanced technical background and knowledge of where the industry is going are key attributes that will serve FEI well as we seek to position the Company for growth in next generation technologies. As FEI’s future unfolds, we are confident in Tom’s leadership.”

FEI President and CEO, Dr. Tom McClelland commented, “I appreciate the vote of confidence conveyed by the Board of Directors in making my appointment as President and CEO permanent. This facilitates continuity of the process begun with my appointment last July. As noted in the press release in conjunction with the Company’s second quarter fiscal year 2023 results, we have taken decisive steps to place the Company on a path to profitability, and there were encouraging indicators evident in the second quarter financial year 2023 results that this process is beginning to bear fruit. Revenue quarter over quarter increased, and the Company’s backlog of approximately $56 million at quarter end was higher than it has been at any time in the last 8 years, as was the book to bill ratio of 2.8. I look forward to continuing to lead a very committed team at FEI in moving towards sustained profitability and cash generation in the near future.”

About Frequency Electronics

Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency generation and RF control products for space and terrestrial applications. Frequency’s products are used in satellite payloads and in other commercial, government and military systems including C4ISR and electronic warfare, missiles, UAVs, aircraft, GPS, secure communications, energy exploration and wireline and wireless networks. Frequency has received over 100 awards of excellence for achievements in development of high performance electronic assemblies for over 150 space and DOD programs. The Company invests significant resources in research and development to expand its capabilities and markets.

Frequency’s Mission Statement: “Our mission is to provide precision time and low phase noise frequency generation systems from 1 Hz to 50 GHz, for space and other challenging environments.”

Subsidiaries and Affiliates: FEI-Zyfer provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications; FEI-Elcom Tech provides Electronic Warfare (“EW”) sub-systems and state-of-the-art RF microwave products. Additional information is available on the Company’s website: www.frequencyelectronics.com

Forward-Looking Statements

The statements in this press release regarding future earnings and operations and other statements relating to the future constitute “forward-looking” statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include but are not limited to, the risks associated with health epidemics and pandemics, including the COVID-19 pandemic and similar outbreaks, such as their impact on our financial condition and results of operations and on our ability to continue manufacturing and distributing our products, and the impact of health epidemics and pandemics on general economic conditions, including any resulting recession, our inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, reliance on key customers, continued acceptance of the Company’s products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, the outcome of any litigation and arbitration proceedings, and failure to maintain an effective system of internal controls over financial reporting. The factors listed above are not exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the Securities and Exchange Commission. The Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022, as amended and restated, filed on December 21, 2022 with the Securities and Exchange Commission includes additional factors that could materially and adversely impact the Company’s business, financial condition and results of operations, as such factors are updated from time to time in our periodic filings with the Securities and Exchange Commission, which are accessible on the Securities and Exchange Commission’s website at www.sec.gov. Moreover, the Company operates in a very competitive and rapidly changing environment. New factors emerge from time to time and it is not possible for management to predict the impact of all these factors on the Company’s business, financial condition or results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by the Company or its management may turn out to be incorrect. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact information: Dr. Thomas McClelland, President and Chief Executive Officer

Steven Bernstein, Chief Financial Officer

TELEPHONE: (516) 794-4500 ext.5000          WEBSITE:         www.freqelec.com